UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 26, 2006

1-800 CONTACTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23633	87-0571643
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

66 E. Wadsworth Park Drive, Draper, Utah		84020
(Address of principal executive offices)		(Zip Code)

(801) 316-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 26, 2006, Frank Grange Johnson was appointed to serve as a director of 1-800 Contacts, Inc. (the “Company”), effective October 27, 2006.

Mr. Johnson founded LaGrange Capital Partners, an asset management firm specializing in event driven investing with over $300 million in assets under management, in May 2000.  Prior to forming LaGrange, Mr. Johnson spent four years with CoMac Partners, a distressed securities fund.  Prior to CoMac, Mr. Johnson was an analyst focused on risk arbitrage and other event driven strategies at Chesapeake Partners.  Prior to Chesapeake, Mr. Johnson was a management consultant for McKinsey & Company, where he advised banks, telecommunications, and energy firms.

Mr. Johnson is the beneficial owner of approximately 12.6% of the Company’s issued and outstanding shares, both individually and through his affiliation with LaGrange Capital Partners, L.P., LaGrange Capital Partners Offshore Fund, Ltd., and LaGrange Capital Administration, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800 CONTACTS, INC.

Date: November 1, 2006	By:	/s/ Robert G. Hunter
Robert G. Hunter
Chief Financial Officer